Exhibit 99.1

November 26, 2024

Western Uranium & Vanadium Corp. Provides Company Updates

FOR IMMEDIATE RELEASE.

Toronto, Ontario and Nucla, Colorado - Western Uranium & Vanadium Corp. (CSE: WUC) (OTCQX: WSTRF) (“Western” or the “Company”) is providing the following updates:

Geologist Joins to Supervise Drilling Program and Resource Reporting

Western is pleased to welcome Nathan Bishop as Lead Geologist. With nearly 20 years of geological experience, primarily in copper mining operations across Western North America.  Mr. Bishop brings a wealth of knowledge and expertise to the team. His specialized skills in borehole geophysics and modeling make him an exceptional addition to our organization. Notably, he developed a robust drillhole survey quality assurance process that will be implemented to verify drillhole survey integrity and ensure accurate logging and assay data—an essential capability given the extensive drill data available at the Sunday Mine Complex (SMC).

In this role, Mr. Bishop will oversee Western’s underground drilling program, managing everything from data collection and drilling logistics to the reporting of results and updates to technical reports. Building on the historical vertical drillhole data at the SMC, Western’s teams have already completed over 30,000 linear feet of horizontal drilling in 2024, identifying new mining areas. While the initial drilling efforts prioritized development and production, the next phase focuses on resource expansion. Mr. Bishop will lead this effort through geologic interpretation, data validation, modeling, and reporting of mineral deposits, beginning with the extensive backlog of borehole geophysical data.

To accelerate progress at the SMC, additional staff has been hired, and the mining and drilling teams have transitioned to a 7-day on / 7-day off, 12-hour shift schedule. This enhanced operational structure ensures the Company remains well-positioned to advance multiple project facets in parallel efficiently and effectively.

Annual 2024 Incentive Stock Option Grant

Western has granted an aggregate of 1,375,000 stock options (“Options”) to purchase common shares to a number of officers, directors, and employees of Western under the Company’s Incentive Stock Option Plan. The Options were granted on November 24, 2024 and with the exercise price being set at CAD$1.32 based upon the closing prices on the two trading days prior to the grant date, and the pricing of units offered in the most recent private placement conducted by Western. Each option is exercisable to acquire one common share for a five-year term starting with the vesting date. The Options vest equally in three instalments: January 31, 2025, July 31, 2025, and January 31, 2026.

About Western Uranium & Vanadium Corp.

Western Uranium & Vanadium Corp. is ramping-up high-grade uranium and vanadium production at its Sunday Mine Complex. In addition to the flagship property located in the prolific Uravan Mineral Belt, the production pipeline also includes conventional projects in Colorado and Utah. The Maverick Minerals Processing Plant and Pinon Ridge Corporation processing plant will be licensed to include the kinetic separation process.

Cautionary Note Regarding Forward-Looking Information: Certain information contained in this news release constitutes “forward-looking information” or “forward-looking statements” within the meaning of applicable securities laws (collectively, “forward-looking statements”). Statements of that nature include statements relating to, or that are dependent upon: the Company’s expectations, estimates and projections regarding the Offering and exploration and production plans and results; the timing of planned activities; whether the Company can raise any additional funds required to implement its plans; whether regulatory or analogous requirements can be satisfied to permit planned activities; and more generally to the Company’s business, and the economic and political environment applicable to its operations, assets and plans. All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond the Company’s ability to control or predict. Please refer to the Company’s most recent Management’s Discussion and Analysis, as well as its other filings at www.sec.gov and/or www.sedarplus.com, for a more detailed review of those risk factors. Readers are cautioned not to place undue reliance on the Company’s forward-looking statements, and that these statements are made as of the date hereof. While the Company may do so, it does not undertake any obligation to update these forward-looking statements at any particular time, except as and to the extent required under applicable laws and regulations.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

George Glasier

President and CEO

970-864-2125

gglasier@western-uranium.com

Robert Klein

Chief Financial Officer

908-872-7686

rklein@western-uranium.com